      As filed with the Securities and Exchange Commission on May 4, 2005.

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              INTEROIL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

      NEW BRUNSWICK, CANADA                                   NOT APPLICABLE
   (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                  SUITE 5300, COMMERCE COURT WEST, 199 BAY ST.
                        TORONTO, ONTARIO M5L 1B9, CANADA
                    (Address of Principal Executive Offices)

                              INTEROIL CORPORATION
                           INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 GARY M. DUVALL
                           25025 I-45 NORTH, SUITE 420
                           THE WOODLANDS, TEXAS 77380
                     (Name and Address of Agent For Service)

                                 (281) 292-1800
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              HAYNES AND BOONE, LLP
                        1221 MCKINNEY STREET, SUITE 2100
                              HOUSTON, TEXAS 77010
                            ATTN: GEORGE G. YOUNG III
                                 (713) 547-2000

                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED
                                                     MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF              AMOUNT TO BE     OFFERING PRICE       AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED      REGISTERED       PER SHARE (1)    OFFERING PRICE         FEE
---------------------------   ----------------   --------------   ----------------   ------------
     Common Shares (2)        2,500,000 shares       $25.38          $63,450,000       $7,468.07

(1) Computed pursuant to Rule 457 (c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale prices on April 28, 2005, as reported by the American Stock Exchange.

(2) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to InterOil Corporation's Incentive Stock Option Plan described herein.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Information required by Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the InterOil Corporation's Incentive Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by us with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:

          - Annual Report on Form 40-F filed with the Commission on March 31, 2005.

          - Report of Foreign Private Issuer on Form 6-K filed with the Commission on April 20, 2005.

          - The description of our common shares filed as Exhibit 139 to our Registration Statement on Form 40-F filed with the Commission on May 12, 2004, including any future amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 22 of the Bylaws of the Company provides, with regard to indemnity and insurance under the Business Corporations Act of the Province of New Brunswick, Canada (the "Act"), in part as follows:

          "Subject to 81 of the Act, except in respect of an action by or on behalf of the Corporation or Another Body Corporate (as hereinafter defined) to procure a judgement in its favour, the Corporation shall indemnify each director and officer of the Corporation and each former director and officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of Another Body Corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or Another Body Corporate, as the case may be, if

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation;

               and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     "Another Body Corporate" as used herein means a body corporate of which the Corporation is or was a shareholder or creditor."

          The Act provides that no officer or director of the Company may be indemnified in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or body corporate, unless a court of competent jurisdiction has approved the terms of such indemnification. However, the Act further provides that notwithstanding any provision to the contrary therein, any officer or director is entitled to indemnification if such person (i) was substantially successful on the merits of the defense of the action or proceeding; (ii) acted honestly and in good faith with a view to the best interests of the corporation; and (iii) where a criminal or administrative action or monetary penalty is involved, such person had reasonable grounds for believing that his or her conduct was lawful.

          Insofar as indemnification for liabilities arising from the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
   4.1    Articles of Amalgamation

   4.2    Bylaws

   5.1    Opinion of Stewart McKelvey Stirling Scales

  15.1 Letter by independent accountant on unaudited interim financial information*

  23.1 Consent of Stewart McKelvey Stirling Scales (included in its opinion filed as Exhibit 5.1)

  23.2    Consent of KPMG

  24.1    Power of attorney (included on the signature page to this Registration
          Statement)

  99.1    InterOil Corporation Incentive Stock Option Plan

*    Not Applicable

ITEM 9. UNDERTAKINGS

(a)  We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Toronto, Province of Ontario, Canada, on May 3, 2005.

                                       INTEROIL CORPORATION


                                       By: /S/ PHIL E. MULACEK
                                           -------------------------------------
                                           Phil E. Mulacek
                                           Chairman of the Board,
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

          Each of the undersigned hereby appoints Phil E. Mulacek and Gary M. Duvall, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 3, 2005.

           SIGNATURE                                   TITLE
           ---------                                   -----


/S/ PHIL E. MULACEK               Chairman of the Board, Chief Executive Officer
-------------------------------   and President
Phil E. Mulacek                   (Principal Executive Officer)


/S/ TOM S. DONOVAN                General Manager - Finance/Accounts and Chief
-------------------------------   Financial Officer
Tom S. Donovan                    (Principal Accounting and Financial Officer)


/S/ GAYLEN J. BYKER               Director
-------------------------------
Gaylen J. Byker


/S/ GEOFFREY M. FOLIE             Director, Deputy Chairman of the Board
-------------------------------
Geoffrey M. Folie


/S/ ROGER N. GRUNDY               Director
-------------------------------
Roger N. Grundy


/S/ EDWARD N. SPEAL               Director
-------------------------------
Edward N. Speal


/S/ CHRISTIAN M.  VINSON          Director, Chief Operating Officer and
-------------------------------   Vice President
Christian M. Vinson

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
   4.1    Articles of Amalgamation

   4.2    Bylaws

   5.1    Opinion of Stewart McKelvey Stirling Scales

  15.1 Letter by independent accountant on unaudited interim financial information*

  23.1 Consent of Stewart McKelvey Stirling Scales (included in its opinion filed as Exhibit 5.1)

  23.2    Consent of KPMG

  24.1    Power of attorney (included on the signature page to this Registration
          Statement)

  99.1    InterOil Corporation Incentive Stock Option Plan

*    Not Applicable